UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number

1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 8, 2010, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Alliant Energy Corporation (the “Company”) adopted the Alliant Energy Deferred Compensation Plan, as amended and restated effective January 1, 2011 (the “AEDCP”). The amendments to the AEDCP provide new investment options for participants, permit participants to change their investment election during the plan year, and permit participants to reallocate their account balances among investment options with the exception of not permitting participants to reallocate account balances out the Company stock investment option. The Company cannot currently determine the benefits, if any, to be paid under the AEDCP in the future to the officers of the Company, including the Company’s named executive officers.

The foregoing description of the AEDCP is qualified in its entirety by reference to the AEDCP, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1) Alliant Energy Deferred Compensation Plan, as amended and restated effective January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: December 13, 2010	By:	/s/ Wayne A. Reschke
Wayne A. Reschke Vice President-Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alliant Energy Deferred Compensation Plan, as amended and restated effective January 1, 2011